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John Hancock Financial Services, Inc.

John Hancock Place                                [LOGO OF JOHN HANCOCK COMPANY]
Post Office Box 111
Boston, Massachusetts 02117
(617) 572-9197
Fax: (617) 572-9161
E-mail: jchoodlet@jhancock.com

James C. Hoodlet
Vice President and Counsel

                                            December 16, 2005

U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

        Re: John Hancock Life Insurance Company (U.S.A.) Account A File Nos. 811-4834; 333-85284

Commissioners:

This opinion is being furnished with respect to the filing of Post-Effective No. 8 under the Securities Act of 1933 (Post-Effective Amendment No. 13 under the Investment Company Act of 1940) on the Form N-6 Registration Statement of John Hancock Life Insurance Company (U.S.A.) Account A as required by Rule 485 under the 1933 Act.

I have acted as counsel to Registrant for the purpose of preparing this Post-Effective Amendment which is being filed pursuant to paragraph (b) of Rule 485 and hereby represent to the Commission that in our opinion this Post-Effective Amendment does not contain disclosures which would render it ineligible to become effective pursuant to paragraph (b).

I hereby consent to the filing of this opinion with and as a part of this Post-Effective Amendment to Registrant's Registration Statement with the Commission.

                                        Very truly yours,

                                        /s/ James C. Hoodlet